EX-99.(17)(b)

   small barcode here

[FUND LOGO HERE]
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PROXY CARD

JACOB FUNDS II
Jacob Micro Cap Growth Fund
Jacob Small Cap Growth Fund II

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS – OCTOBER 26, 2012

The undersigned holder of shares of beneficial interest of Jacob Micro Cap Growth Fund and Jacob Small Cap Growth Fund II (the “Funds”) hereby constitutes and appoints Ryan Jacob and Shane Morris as proxy and attorney for the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and act upon all matters at the Special Meeting of Shareholders of the Funds to be held on October 26, 2012 at 10:00 am Eastern at the offices of Stradley Ronon Stevens and Young, LLP at 2005 Market Street, 26th Floor, Philadelphia, Pennsylvania 19103, and at any and all adjournments thereof, relating to all shares of the Funds held by the undersigned or relating to all shares of the Funds held by the undersigned which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies previously given by the undersigned relating to the meeting are hereby revoked.

SHAREHOLDER REGISTRATION PRINTED HERE
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NOTE: red dotted line boxes are placeholders and are not printed on the final ballots

QUESTIONS ABOUT THIS PROXY?   Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-866-416-0576. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Please sign exactly as your name or names appear above. Joint owners should each sign personally. When signing as attorney, executor, administrator, Trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized Officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

SIGNATURE                                                                DATE

SIGNATURE (if held jointly)DATE

When properly executed, this proxy will be voted as indicated on the reverse side or “FOR” the Proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Meeting.

THREE OPTIONS FOR VOTING YOUR PROXY

1. Internet
Log on to www.proxyonline.com. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number found in the box at the right at the time you execute your vote.
CONTROL NUMBER
2. Phone	Simply dial toll-free 1-866-416-0576 and provide the representative with the control number at the right. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.
3. Mail	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on October 26, 2012

The proxy statement for this meeting is available at: www.proxyonline.com/docs/jacobfunds.pdf

TAG ID:                                                                                                                                                BAR CODE                                                                                                                                                     CUSIP: 12345789

Jacob Micro Cap Growth Fund
Jacob Small Cap Growth Fund II

PROXY CARD

YOUR VOTE IS IMPORTANT.  SPECIFY YOUR DESIRED ACTION BY MARKING THE APPROPRIATE SPACE ON THE REVERSE SIDE OF THIS PROXY BALLOT.  THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.  THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE IN FAVOR OF THE PROPOSALS REFERRED TO AND ACCORDING TO THEIR BEST JUDGEMENT AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

SPECIFY YOUR DESIRED ACTION BY MARKING THE APPROPRIATE SPACE(S) BELOW. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE REORGANIZATIONS. THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE IN FAVOR OF THE PROPOSALS REFERRED TO AND ACCORDING TO THEIR BEST JUDGMENT AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE BOARD RECOMMENDS YOUR VOTE IN FAVOR OF THE REORGANIZATIONS.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example:    X

PROPOSALS:

                                                                                                                                                                                                                                                                                                                                                                                        FOR                                         AGAINST                               ABSTAIN

1)   For Jacob Micro Cap Growth Fund shareholders:
To approve an Agreement and Plan of Reorganization and Termination providing for the (i) transfer of the assets of the Jacob Micro Cap Growth Fund series of Jacob Funds II to the Jacob Micro Cap Growth Fund series of Jacob Funds Inc., in exchange solely for shares of the designated classes of common stock of the Jacob Micro Cap Growth Fund series of Jacob Funds Inc. and the latter’s assumption of the transferor’s liabilities, and (ii) distribution of the shares of the designated classes of the Jacob Micro Cap Growth Fund series of Jacob Funds Inc. pro rata to shareholders in connection with the liquidation of the Jacob Micro Cap Growth Fund series of Jacob Funds II.
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2)   For Jacob Small Cap Growth Fund II shareholders:
To approve an Agreement and Plan of Reorganization and Termination providing for the (i) transfer of the assets of the Jacob Small Cap Growth Fund II series of Jacob Funds II to the Jacob Small Cap Growth Fund series of Jacob Funds Inc., in exchange solely for shares of the designated classes of common stock of the Jacob Small Cap Growth Fund series of Jacob Funds Inc. and the latter’s assumption of the transferor’s liabilities, and (ii) distribution of the shares of the designated classes of the Jacob Small Cap Growth Fund series of Jacob Funds Inc. pro rata to share-holders in connection with the liquidation of the Jacob Small Cap Growth Fund II series of Jacob Funds II.
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THANK YOU FOR VOTING

TAG ID:                                                                                                                                                BAR CODE                                                                                                                                                     CUSIP: 12345789